Exhibit 99.2

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

PARTICIPANTS

Corporate Participants

Lisa B. Elkin – Vice President-Communications & Marketing
Robert C. Paul – Chief Executive Officer
John van Siclen – Chief Executive Officer, dynaTrace software, Inc.
Laura Lawson Fournier – Chief Financial Officer, Treasurer & EVP

Other Participants

S. Kirk Materne – Managing Director, Evercore Partners (Securities)
Gary Spivak – Senior Research Analyst, Noble Financial Capital Markets
David M. Rudow – Research Analyst, Thrivent Investment Management, Inc.
Gabe Lowy – Senior Analyst, Mizuho Securities USA, Inc.

MANAGEMENT DISCUSSION SECTION

Operator:  Hello and welcome to the Compuware Corporation Results Teleconference Call. At the request of Compuware, this conference call is being recorded for instant replay purposes.

At this time I’d like to turn the conference call over to Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, you may begin.

Lisa B. Elkin, Vice President-Communications & Marketing

Thank you very much, Steven, and good afternoon, ladies and gentlemen. With me on the phone are Bob Paul, Compuware Chief Executive Officer; John van Siclen, dynaTrace software Chief Executive Officer; Joe Angileri, Compuware President and Chief Operating Officer; Laura Fournier, Executive Vice President and Chief Financial Officer; and Steve Tack, Chief Technology Officer of Compuware’s Application Performance Management Solutions.

Certain statements made during this conference call that are not historical facts, including those regarding the company’s future plans, objectives and expected performance, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially, since the statements are based on our current expectations and are subject to risks and uncertainties.

These risks and uncertainties are discussed in the company’s reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For those of you who do not have a copy, I will begin by summarizing the press release. Bob and John will then discuss the acquisition, how it sets the new industry standard for application performance management. We will then open the call to your questions.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

Compuware acquires dynaTrace software, setting the new standard for application performance management; meets growing business demand for IT agility, enables rapid delivery of high-performing modern apps and cloud-based services.

Compuware, the technology performance company, today announced that it has acquired privately held dynaTrace software. The $256 million cash acquisition closed on July 1, 2011. Headquartered in suburban Boston, dynaTrace employs 180 people around the world. Substantially all of these employees, including the leadership team, are expected to remain with Compuware.

dynaTrace having 92% win rate and a five-year compounded annual growth rate of 125%, because its unique PurePath technologies solves the multi-billion dollar problem of optimizing application performance in a different and better way. dynaTrace has trailing 12-month revenues of $26 million and will add between $35 million and $45 million to Compuware’s fiscal year ‘12 revenues.

In fiscal year ‘13, Compuware expects it to add nearly $100 million to the top line. Due to purchase accounting, the acquisition will have a $0.03 per share negative impact on Compuware’s expected fiscal ‘12 EPS. In fiscal year ‘13, the impact is expected to be at least $0.04 per share positive. These estimates reflect the long-term value of Compuware’s investment strategy to become best in the world in the APM market. To access the presentation for this call, please go to www.compuware.com/dynatrace.

I would now like to turn the call over to Bob. Bob?

Robert C. Paul, Chief Executive Officer

Thanks, Lisa. Today’s present environment demands a rapid development and deployment of mobile, cloud and enterprise applications; brand revenue and customer satisfaction depend on it. To meet these demands, IT organizations are turning to cloud-based services and other modern development approaches, but it’s not good enough just to be fast. Business and IT organizations must also ensure that applications in cloud, complex or traditional environments perform at their best when they hit production. By uniquely addressing this growing need with today’s announcement, Compuware has taken the dominant position in our $6 billion segment of the application performance management market. Combining dynaTrace’s powerful technology with Compuware’s market leading Gomez APM solutions creates a new standard for this category.

The presentation for today’s conference call details the value of this transaction for our customers, investors and employees, and is available along with the other important information at compuware.com/dynatrace. For those of you who have the presentation, we’re beginning on Slide 3, which explains the fundamentals of the transaction.

dynaTrace solves the APM problem in a profoundly different way, which has produced some enviable compounded growth rate of 125% over the past five years. The company has trailing 12-month revenues of $26 million, and will average between $35 million and $45 million to Compuware’s fiscal year ‘12 revenues.

In fiscal year ‘13, we expect it will add nearly $100 million to the top line as a result of having a much larger sales force, meaning that the Compuware sales force will be trained and have access to it, and access to new geographies with the existing Compuware organization. Due to purchase accounting, we expect the acquisition to have $0.03 per share diluted impact on our EPS. In fiscal year ‘13 the impact is expected to be $0.04 per share positive.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

These estimates reflect the long-term value of our investment strategy to become the best in the world in the APM Market. dynaTrace has 180 employees, the vast majority of whom will remain with the company after acquisition, including the founder, the President and the CEO, and the technology operations and sales leadership teams. I’ve gained a tremendous respect for these talented people during this process, and we’re excited to have them join the ranks of our employees.

Amongst more than 400 customers, dynaTrace boasts global brands like Zappos, Thomson Reuters, PeopleClick, LinkedIn, Fidelity and much more. Headquartered in suburban Boston close to our Lexington office, dynaTrace also bring with it a strong presence in Europe and the U.S. We’ve expanded our line of credit to $200 million to complete the acquisition. Of that $200 million, we expect to borrow only $150 million at an approximate 2% interest rate.

Slide 4 shares some key facts about dynaTrace. As I mentioned at the beginning of the call, dynaTrace offers the next generation solution that helps IT deliver high-performing applications. Its patented PurePath technology gives visibility into the performance of every transaction, unlike traditional tools that depend on averages and correlations. dynaTrace features incredible ease of use and some simple deployment, which means customers get value quickly, and is quite simply red hot marketplace with a 92% win rate over legacy competitors.

Slide 5 highlights the major trends driving the need for the combined Compuware/dynaTrace APM solution. First, the pace of business demands IT agility. Apps must be built quickly and built to perform through cloud-based, agile and traditional approaches. Simultaneously, operations organizations must cope with making applications perform at their best despite their constant evolution to meet the demand.

Second, every customer transaction matters more than ever; they all drive revenue, brand and customer satisfaction. Expectations performance will never go down.

Third, the explosion of complexity in devices and technologies has created a new challenge for revenue, customer interactions and comp reductions. To take advantage of this ever growing complexity, IT must manage performance across the entire applications delivery chain.

Finally, data smog, the abundance of monitoring tools and the silo blind spots create confusion and finger pointing, making problem resolution either impossible or too slow. IT and business executives need to see clear, actionable information at the right time. These are massive sea changes in the way applications are built, tested and deployed. It’s no longer whether an application works, but how fast it works, how many devices it must support, and how much competitive advantage it can drive. And it’s changed buying behavior, [ph] creating (8:19) a massive market opportunity for dynaTrace and Compuware.

In providing a bit more color on each of these points, Slide 6 illustrates the traditional walls between development, test and production, which are collapsing. Faster release cycles, cloud-based delivery and the demand for better performing apps from the start are forcing collaboration across new disciplines.

Slide 7 shows dynaTrace’s unique APM entry point in development and customer organizations. These are largely new potential customers for Compuware and dynaTrace is the unquestioned leader with them already.

Slide 8 explains Compuware’s strength primarily in operations organizations, and building upon that Slide 9 highlights how our combined solution across the entire performance lifecycle. This unrivaled solution means that development and operations kind of work together to ensure optimal application performance on a single platform to support growing business demand for IT agility.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

Slide 10 documents the new reality. Every customer transaction matters in a WAP and social media driven world, a single poor customer interaction can cripple a brand and destroy a revenue stream. Our combined solution follows every transaction identifying issues invisible to legacy APM tools, giving organizations the exact source of the problem that creates poor performance for critical applications.

Slide 11 demonstrates how the explosion in complexity has radically increased the difficulty and, believe it or not, even knowing that you have an application performance problem or finding it when you do know. With dynaTrace, we can quickly pinpoint the most complicated performance issues on browsers, devices and servers, by not just finding the haystack, but showing the specific needle in the specific kind of haystack, dynaTrace and Compuware are redefining the space.

Slide 12 highlights the complexities of today’s application delivery chain. Through this dynamic infrastructure, users conduct their business and they always expect peak performance.

Slide 13 shows how dynaTrace and Compuware find problems that other tools can’t see, giving the exact diagnostics needed to resolve application performance problems quickly.

Slide 14 summarizes the market changing value of this transaction. Seamless application lifecycle coverage to eliminate data smog and blind spots; fullest and most accurate transaction coverage to ensure every customer interaction is optimal; broadest application coverage to allow customers to take advantage of agile and cloud technologies, and unmatched first mile to last mile visibility to identify problems across the application delivery chain.

Finally, Slide 15 illustrates how this acquisition positions the combined APM solutions of Compuware and dynaTrace for unprecedented [ph] resolve (11:13) on our $6 billion APM market. With today’s announcement, Compuware now offers its customers the solution that uniquely addresses the performance demands of modern apps and cloud-based services, unbeatable insight into user experience, a new approach for bridging the gap between development, test and production teams to ensure peak performance, and the easiest and fastest deployment in the industry.

Today marks an important day for Compuware and for the technology industry. We have changed the APM category again, and companies not using our combined solutions to optimize their application performance will face a competitive disadvantage. Together, dynaTrace and Compuware offer our customers a better, simpler path to high-performance technology.

Before we move to the Q&A session, I’d like to introduce John van Siclen, President and CEO, dynaTrace. John, a highly experienced technology executive, will stay with Compuware to lead dynaTrace’s team. John?

John van Siclen, Chief Executive Officer

Thank you, Bob. First, let me say that I’m very pleased to be here at the start of the next chapter in dynaTrace’s history. We’re thrilled to be joining Compuware and believe that the combination of our APM solutions powered by our patented PurePath technology will deliver unparalleled value for customers.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

As Bob said, the APM market is undergoing a profound transformation. The old tools simply can’t meet the new requirements of modern applications. Our enterprise customers tell us every day that their regional APM tools are too limited, too inflexible, too hard to use for modern applications and their leaner IT staffs. And our mid-market customers tell us they’ve never considered using an APM solution, because they thought it was too expensive and too hard. And frankly, they were right until dynaTrace.

Our radically different approach to addressing these modern APM needs with deep transaction level visibility that’s always on, unmatched accuracy, a seamless application lifecycle approach and unequaled ease of use is why we win time and time again at the enterprise and in the mid-market.

And Compuware clearly shares our vision, which from our perspective makes such a great match. As Bob said, Compuware sees the same market shifts we do, that applications are getting exponentially more complex to scale and manage, that business owners are clamoring for more application change faster so as to drive competitive advantage, and application users are expecting more speed and interactivity than ever before.

Compuware, as evidenced by their Gomez acquisition 18 months ago and now dynaTrace, is clearly committed to building the next generation APM leader. Together we bring customers greater value with less effort and much faster than ever before. As part of Compuware, dynaTrace also will clearly benefit from full reach resource and relationships of a global growth company.

We’ll be able to accelerate our investment in our core dynaTrace solutions and industry leading PurePath technology. We’ll be able to develop new and more innovative solutions for cloud and mobile environments. And we’ll be able to expand our market reach connecting with a much broader set of customers worldwide. In short, we’ll be able to invest in and grow the dynaTrace business in ways we simply could not as a standalone company. And in doing so, we’ll be better positioned than ever to address customer needs and capitalize on the skyrocketing demand of our solutions.

Again, the next exciting chapter of the company’s history begins today and we can’t wait to see where it leads us. Thank you very much and now back to Lisa Elkin.

Lisa B. Elkin, Vice President-Communications & Marketing

Thank you very much, John. Ladies and gentlemen, we’ll now be happy to take your questions.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

QUESTION AND ANSWER SECTION

Operator:  [Operation instructions] Our first question will come from the line of Mr. Kirk Materne of Evercore Partners. Please go ahead, Mr. Materne.

<Q – S. Materne – Evercore Partners (Securities)>: Thanks very much and congratulations on the acquisition today. I guess my first question, Bob, is I think I have an understanding of how dynaTrace works alongside Gomez. Can you just talk about how dynaTrace and Vantage have – how much overlaps there or perhaps how do those technologies complement one another going forward?

<A – Robert Paul – Chief Executive Officer>: Yeah, no, absolutely. There is a subset of the traditional Vantage offerings called the Vantage Analyzer that dynaTrace will replace. Vantage Analyzer has been a sort of one of many commodity tools that does server, some .NET almost monitoring. And what dynaTrace has obviously shown in the marketplace is that this different approach to solving this problem is just a profoundly different way and better way of doing it.

And dynaTrace will work very, very well with our agentless monitoring solutions certainly – which is part of the Vantage family, and certainly with the Gomez solutions moving forward. So it gives us a – I think a best-in-breed approach if I’m solving point specific problems, whether they be deep dive .NET, Java problems, other datacenter issues with the other – rest of the Vantage tool sets, and then obviously we’ve got the – already have the leading and best solution in web performance monitoring.

And the other thing that this provides for us by the way is the dynaTrace technology allows us to in the future do some pretty compelling things in conjunction with the rest of our solution, including monitoring many transactions from an application or from transaction workflow across the entire application delivery chain So it gives us a much more comprehensive solution and differentiated solution coming right out of the gate.

<Q – S. Materne – Evercore Partners (Securities)>: Great. And, I guess, as it relates to dynaTrace working with Gomez, I guess, how much – or how many customers have you seen sort of use these two technologies in conjunction with one another to help give them better visibility, not only at – sort of the app level, but down – more of a deep dive fashion as well? I guess, do you guys have a sense on, sort of, customer reaction to putting these two technologies together under one umbrella yet or, sort of, still too early on that front?

<A – Robert Paul – Chief Executive Officer>: Yeah, the initial indications are there are quite a few customers that are joint customers that are using our solutions and their solutions. So in the marketplace there has already been somewhat of a pull when they’ve grown up in the best-of-breed environment. What we – we would like to change the conversation moving forward, as we’ve done with the Gomez solution, talking about a single platform to address an enterprise wide both inside the firewall and outside the firewall robust solution. And this will help our customers get there a lot faster. I don’t have the explicit – the specific numbers, but we have done that analysis and there is a detailed breakdown of how many we have, how many they have, what the joint customers are, and then obviously overlap on the strategic customers, which we’re going to pay special attention to moving forward.

<Q – S. Materne – Evercore Partners (Securities)>: One last question, maybe for Laura. When we look at the $35 million to $45 million for the remainder of fiscal ‘12, can you just give us an idea sort of what we should be thinking from – I assume dynaTrace is a license model, so what we should be thinking from a license and maintenance split, and sort of what’s – and how much maintenance, I guess, is written down within that broader number?

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<A – Laura Fournier – Chief Financial Officer, Treasurer & EVP>: In terms of the haircut, we’re going to have about $2.5 million haircut from the dynaTrace write-down from the maintenance. And – I’m sorry, Kirk, what was your other question?

<Q – S. Materne – Evercore Partners (Securities)>: Sorry, just a split we should be thinking about between the license and maintenance within that sort of $35 million to $45 million total number?

<A – Laura Fournier – Chief Financial Officer, Treasurer & EVP>: Historically, since this is a fairly young company, and for their last fiscal year they were about – let me just get that – they were about, I would say, one-fourth maintenance, three-fourth license fees.

<Q – S. Materne – Evercore Partners (Securities)>: Okay, great. I’ll -

<A – Laura Fournier – Chief Financial Officer, Treasurer & EVP>: Some professional services in there as well.

<Q – S. Materne – Evercore Partners (Securities)>: Okay. Thanks. Oh, and so sorry, last question for you, Laura. Just in terms of this acquisition, does it, I guess, change your view on sort of your buyback plans in the next six to 12 months? I guess, how do you sort of balance that with taking on some debt through this credit facility?

<A – Laura Fournier – Chief Financial Officer, Treasurer & EVP>: I don’t foresee us doing anymore buyback in the next few months, as this is the lighter cash flow months and we will probably be in a borrowing situation. But after that we’ll have to evaluate the market, and so by September we’ll have to relook at things and determine what would be the best course of action.

<Q – S. Materne – Evercore Partners (Securities)>: Perfect. Thanks very much and congrats.

<A – Laura Fournier – Chief Financial Officer, Treasurer & EVP>: Thank you.

Operator:  [Operator Instructions] Our next question will come from the line of Gary Spivak of Nobel Financial. Please go ahead.

<Q – Gary Spivak – Noble Financial Capital Markets>: Yes, thank you, and I echo congratulations. Kirk asked a couple of the questions I was going to ask. But basically for John, who was the competitor or the specific product area of a large competitor that you ran into most on a pure play? What’s the competitive environment look like?

<A – John van Siclen – Chief Executive Officer>: So we competed with, sort of, all the major players in this category, but we most often competed against CA Wily’s operation. But – and that was probably about half of the engagements we would see them as either the incumbent or the final competitor to compete against. But we also competed head-to-head with IBM and their ITCAM solutions, the – some of the HP solutions, HP/Mercury interactive solutions, and Quest Software as well.

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay, that’s helpful. Thank you. And what’s the general deal size typically for dynaTrace?

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<A – John van Siclen – Chief Executive Officer>: Our average sale price has been in between $120,000 to $150,000, traditionally. We go after transaction volume, so you find us doing in the 80 to 100 different license transactions in a given quarter. So we go after speed and velocity rather than sort of that traditional, sort of Tivoli kind of approach from years back, where it was all about big deals. So it’s a very different kind of market approach, which has been one of our secrets to our success.

<A – Robert Paul – Chief Executive Officer>: And, John, could you – this is Bob. Could you expand on that just a little bit more relative to the land and expand opportunity that you’re seeing. So you’ve got a high velocity, larger transactions averaging to 120, 150, but one of the powerful things that we saw in the model is the add-on capabilities once you’ve got the initial problem solved.

<A – John van Siclen – Chief Executive Officer>: Yeah, no, it’s a great point, Bob. The – it’s probably best evidenced in the repeat business, which is well over 40% and has been now for a year. And it just – it shows that we can get into whether it’s into development, whether it’s into the test centers or into production directly, and we can expand from there. The product tastes good, so we don’t have to take the full bite off the table when we start. And again, sort of that growing amount of repeat business with some world-class customers, financial services, e-commerce and software companies has really helped fuel our growth.

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay, thanks. And finally, another follow-up on a prior question for Laura. Is there a commitment to pay off the line of credit before taking any more aggressive buyback activity in mind?

<A – Laura Fournier – Chief Financial Officer, Treasurer & EVP>: Well, we’re going to have to see how it goes at this point, but in the very near future – we had to borrow about $129 million to do the acquisition on Friday. And over the next two months depending on how cash flow goes, the timing of certain big payment, we may have to borrow up to another $20 million. But from September we should be in a payback mode, and at that point we’ll reassess where our stock price is and where we are at on cash flow and make a decision then. So I wouldn’t expect that we wouldn’t buy anything, but we just have to evaluate as we go along.

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay, thank you. Congratulations again.

<A – Laura Fournier – Chief Financial Officer, Treasurer & EVP>: Thank you.

Operator:  Next question will come from the line of David Rudow of Thrivent Financial. Please go ahead.

<Q – David Rudow – Thrivent Investment Management, Inc.>: Good morning, everyone.

<A – Laura Fournier – Chief Financial Officer, Treasurer & EVP>: Hi, David.

<A – Robert Paul – Chief Executive Officer>: Good morning, David.

<Q – David Rudow – Thrivent Investment Management, Inc.>: Are you updating guidance then today to account for these – for the numbers and – or was that including your original guidance given on the last earnings call?

<A – Robert Paul – Chief Executive Officer>: No, we – there is additional guidance for this fiscal year of dilutive $0.03 EPS.

<Q – David Rudow – Thrivent Investment Management, Inc.>: Okay.

<A – Robert Paul – Chief Executive Officer>: And an increase in revenue between $35 million and $45 million. We’ll get – we’ll highlight that more specifically on the earnings call in a couple of weeks.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<Q – David Rudow – Thrivent Investment Management, Inc.>: Okay.

<A – Robert Paul – Chief Executive Officer>: On the 21.

<Q – David Rudow – Thrivent Investment Management, Inc.>: Got it. And then how many sales people, and then what are the plans around integrating the sales people together with the APM business at Compuware?

<A – Robert Paul – Chief Executive Officer>: I’ll take the first shot at that, John, and then if I get the numbers not exactly correct, you can update me. dynaTrace has approximately 25 sales people and their fiscal year ends January 31, and we don’t want them to miss a beat. So we’re going to help support them and allow them – well, we want them to stay focused on their current fiscal year goals and actually overachieve those. So they will remain independent operationally from the sales perspective.

While that’s going on, we’ve got a number of things in place, including global training, all the processes that have been designed across the organization to help our organization, the Compuware sales force get up to speed and including that in the sales solution kit bag, if you will.

So we’ll look for – by April 1 of next year, our – beginning of our fiscal year, to have the transition plans designed and implemented. And we’re hoping that John and Eric and Bernd and the rest of the team are at – well, committed to be at the table to help design what the new organization looks like and participate in that new organization.

<A – John van Siclen – Chief Executive Officer>: That was so spot-on, Bob. We actually have 26 quota carriers at this point, and already the combination with our team and the expertise we have at dynaTrace and the much broader team and global reach of Compuware, I think, is going to make – certainly keep my sales people on their toes running quick.

<Q – David Rudow – Thrivent Investment Management, Inc.>: And then on [indiscernible] (27:58) -

<A – Robert Paul – Chief Executive Officer>: David, we’ve proven this – the reason we’re so confident on this model is that we proved it out with the Gomez model, where we kept them highly focused, no distractions, let’s keep on winning. And as a result designed, I think, an organization with as little disruption as possible to the point that we did pull the APM sales organization together.

<Q – David Rudow – Thrivent Investment Management, Inc.>: Okay. And then where – when is this product sold relative to the old Vantage product, so behind the firewall, and then Gomez beyond the firewall? Is there one that leads the other or can they be all sold at the same time?

<A – Robert Paul – Chief Executive Officer>: It can be sold all at the same time. It does require a slightly different buying behavior from how the APM category has grown up, which has been around point specific tools. So based upon the problem I’m trying to solve and quite frankly who is trying to solve it, we could be leading with a Gomez-based solution that’s based upon a web app, highly complex in a cloud and need full visibility all the time relative to that web app performance. It could be a CIO or a senior IT Director looking to solve very specific problems inside the datacenter, and they want that level of visibility, and quite frankly the facts relative to where the problem is occurring and the relevance of that problem to my business goals. So it really depends on the problem and who is looking to solve that problem. And, John, if you’ve got anything to add on that.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<A – John van Siclen – Chief Executive Officer>: Yeah, no, I think one of the – I mentioned earlier in my remarks that we see the shifts and changes and evolution of the APM market very similarly, that it’s no longer good enough for IT to look at performance from the datacenter perspective and application availability from the datacenter perspective; what matters is the user’s perspective. And that’s the tact that Compuware has taken with Gomez and the Gomez acquisition, and it’s the same path that dynaTrace has been on as well, rather than sort of come at it from the outside in, if you will like Gomez, we’ve come at it from the datacenter back out, but our products meet very well in the middle.

And so, as Bob said, no matter whether it’s a business owner who is trying to improve the performance of a business critical application and is pushing IT to help them optimize that performance or whether it’s the fire – the firefight back in the datacenter because something is not working properly or scaling properly. It doesn’t really matter where the pain is. The combined solution certainly has an opportunity to provide value regardless of stakeholder and problem set.

<Q – David Rudow – Thrivent Investment Management, Inc.>: Okay. And then on the – for dynaTrace will it remain perpetual or will you shift it to more of an on-demand type solution? And how will you then – if it remains perpetual, how will you treat kind of the bundling within Gomez and the old Vantage products line from an accounting perspective?

<A – Laura Fournier – Chief Financial Officer, Treasurer & EVP>: Bob, you want – go ahead.

<A – Robert Paul – Chief Executive Officer>: Yeah, I’ll take the lead, but obviously John has got much more specific insight into the dynaTrace roadmap. There are plans in place with the dynaTrace Group to be able to provide in relatively reasonable time period SaaS-based offerings for their solutions. And as their capabilities and roadmap expands further and further out, and then across the entire application delivery chain with that level of detail, those SaaS-based offerings become more compelling.

When you add on to that, obviously we’ll have our first level of integration between dynaTrace and the Gomez solution coming out at the end of August of this year. And we’ll continue to develop that rapidly, and you’ll see that that overall solution become more seamless as we have done with the traditional Vantage on premise and the Gomez web solutions. So that pricing will be blended over time as this solution reflects more composite answer or joint answer to that problem.

<Q – David Rudow – Thrivent Investment Management, Inc.>: And does the guidance assume then that this remains perpetual for the year and next year, so that $100 million next year, does that assume it’s perpetual or is that a mix between perpetual and SaaS?

<A – Robert Paul – Chief Executive Officer>: No, that’s all perpetual assumptions. Any of the SaaS-based offerings that we can get through in the future will be incremental on that, and we just don’t have enough detail around that right now to be able to project what that would look like.

<Q – David Rudow – Thrivent Investment Management, Inc.>: Okay. So the guidance you’re giving today is perpetual only and SaaS would be additive to that number in the future?

<A – Robert Paul – Chief Executive Officer>: That’s exactly correct.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<Q – David Rudow – Thrivent Investment Management, Inc.>: Okay, all right. Thank you very much again.

<A – Robert Paul – Chief Executive Officer>: Sure thing.

Operator:  Our next question will come from the line of Gabe Lowy of Mizuho Securities. Please go ahead.

<Q – Gabe Lowy – Mizuho Securities USA, Inc.>: Good morning. John, question for you first. 92% win rate, 125% CAGR; motivation for selling the business now?

<A – John van Siclen – Chief Executive Officer>: It’s a great question. The feeling of the management team here is that even though we’re doing extremely well, this market is huge and it’s changing very quickly, and we can’t keep up with demand. I am not – I’ve been putting off expanding into new geographies for 18 months, and I was still going to put it off for another 12. Yet a third of our inquiries, a third of our blog traffic, a third of our downloads of one of our free tools, all comes from Asia. So that’s just one example of a number of things I could give you that has led us as a management team to believe that this market has huge growth potential, because it’s not a new market.

It’s a re – a new generation of an existing market. So you don’t only have expansion, but you also have rip and replace. And that combination is just a huge one for us, and we felt that we needed reach, awareness, girth, variety of things that we just weren’t going to be able to do organically. And so we’re very excited with this combination, because we think of all the different merger opportunities that we had in front of us as a company, that Compuware is – thinks the right way about APM, really thinks about leading this next generation, and that’s why we’re excited and very pleased that this merger has worked out.

<Q – Gabe Lowy – Mizuho Securities USA, Inc.>: So you were actively looking for merger partner then?

<A – John van Siclen – Chief Executive Officer>: We actually weren’t actively looking. We were just looking at the challenges we had in front of us. And when the opportunity arose, that was the thought process that went through my mind, the founder and CTO’s mind, Bernd Greifeneder, and the rest of my management team once I approached them with the idea.

<Q – Gabe Lowy – Mizuho Securities USA, Inc.>: And then, John, specifically on the business breakdown, about how much of it is coming from larger enterprise, where you seem to have been evolving, as opposed to small to mid-market type customers? And then within that mix, how much of that is driven by the direct sales force versus downloads, and is there any channel component?

<A – John van Siclen – Chief Executive Officer>: Good variety of questions there. Let me see whether I can make sure I cover them all. So our business is about – almost exactly and has been fairly consistent in this, two-thirds what we would call enterprise and a third we call mid-market. And we attack the two markets in different ways. The mid-market is mainly done through either partners or through telesales. And the direct business, this market when you’re competing against CA, IBM, and HP, you better be there directly to tell your story. So it’s a combination of approaches and a combination of things depending on the geography. Europe is more partner-led, where the U.S. is more direct, but both sides of the Atlantic have a good and growing portion of telesales, because our products are quite straightforward to demonstrate proof-of-concept and implement remotely.

<Q – Gabe Lowy – Mizuho Securities USA, Inc.>: And are you selling this mostly or the telesales mostly directed at network people, at app dev and test people? Who is the primary target?

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<A – John van Siclen – Chief Executive Officer>: There is several targets within an account, which gives us this opportunity that Bob was talking about earlier, which is this land and expand concept. On the application side, we usually talk to the application specialists, whether they are architects or the performance specialists, and on the production side we usually talk to the operation specialists. Occasionally, especially in the e-commerce business, where there is a business owner assigned to the application, a VP or SVP of e-business, then we also will talk to line of business execs as well; really anybody who is a stockholder in the success of a business critical application.

<Q – Gabe Lowy – Mizuho Securities USA, Inc.>: And is there – lastly, is there any group of vertical markets that you’re more prevalent in or is it pretty well spaced?

<A – John van Siclen – Chief Executive Officer>: It is a horizontal solution. dynaTrace is a horizontal APM system. However, we have – as a business in order to accelerate our growth and maintain focus, we’ve gone where transactions matter most, financial services, e-commerce. And we have an interesting and growing following within the software business, whether it’s SaaS-based software, cloud-based companies, or traditional software companies, these companies that really don’t like to buy somebody else’s software. But they – once they see what we do, they get compelled to add dynaTrace to their portfolio of APM solutions. So those, I’d say, are probably the three largest, but e-commerce is one of those that spans all different SIC codes as you know, whether they’re telco companies or whether they’re manufacturers, et cetera, and so it’s a pretty wide and horizontal solution set.

<Q – Gabe Lowy – Mizuho Securities USA, Inc.>: Okay. Thank you very much. Congratulations to you both.

<A – John van Siclen – Chief Executive Officer>: Thank you, Gabe.

Operator:  Our next question will come from the line of [ph] Shantanu Rege of York Capital (40:08). Please go ahead.

<Q>: Good morning. Congratulation, everyone. Couple of quick questions. I understand dynaTrace has existing partnerships with Coradiant and Keynote. Can you just give some indication of what – how much revenue actually came from there and pro forma for that how do you explain, give some color around the revenue ramp up? And secondly, was this a competitive process at all? Were there other buyers who were involved, who were looking at it, or was this exclusive to Compuware? Thanks.

<A – Robert Paul – Chief Executive Officer>: If I could answer the second one first, John, and then you take over the first question.

<A – John van Siclen – Chief Executive Officer>: [ph] All right (40:51).

<A – Robert Paul – Chief Executive Officer>: When we talked to the board and leadership team at dynaTrace, we were very well researched obviously on the solution, the opportunity, and actually got a lot of coaching. We went outside and we had people, for instance, from Gartner that were saying this would be the perfect match to really, sort of, dominate the APM environment moving forward. And so what we wanted to do, knowing that dynaTrace was in such a great position, is put a position on paper that would immediately get us into an exclusivity period. And so we agreed that with their board and their leadership team on the valuation that you see today. And some would say its higher multiple than some of the traditional ones, but there is a lot of other deals that have been done much higher multiples than that. But it got us the opportunity not to get into a bidding war, and to certainly really put something that we thought was an aggressive number, but compelling, and I think fair to the dynaTrace employees and shareholders moving forward. And so we did move into exclusivity period very early, and that ended formally on July 1 with the acquisition completed.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

And so, John, I’ll let you answer the first question.

<A – John van Siclen – Chief Executive Officer>: Yeah, so for some of the partnerships, and you picked a couple of interesting ones given this transaction, Coradiant, who recently were acquired by BMC, and Keynote, who have been great partners for us over the last year to two years, really two years with Coradiant. But the materiality of our revenue boost or opportunity boost from those partnerships each were in less than 10% – in fact combined were less than 10% of revenue. Most all of our work has been and growth has been on our own. And I do see this transaction as shifting some of those older relationships. I’m excited about that actually, because I think there is so much more that can be done when solutions are tightly combined than loosely combined in this industry. IT organizations just don’t have time to try to figure out how to integrate things anymore. They expect them to snap together out of the box, and that’s one of the things that we’ll be bringing to the marketplace.

<Q>: Okay, thank you. One additional question if it’s possible. Was there any calculation or estimate of revenue synergies at all which were done, and if it could be shared?

<A – Robert Paul – Chief Executive Officer>: Yeah, we have few robust business models built for this year and next year, and now we’re starting to work on sort of all the way out to mid-decade numbers for the organization across all the solution lines. Yes, we have the synergies figured out. We’ve actually brought in our sales leadership just to make sure that we were thinking on the right numbers, and the sales leadership based upon their knowledge of what we’re seeing in the marketplace, actually came back with some pretty robust numbers. And that’s why you see sort of in fiscal year ‘13 just under $100 million in dynaTrace revenue next fiscal year. So that does include the opportunity for our Compuware sales organization also to directly sell the dynaTrace solutions.

<Q>: Okay. Thank you and congratulations again.

<A – Robert Paul – Chief Executive Officer>: Thank you.

Operator:  There are no further questions in queue at this time. Ladies and gentlemen, that’ll conclude our Q&A portion of today’s call. And I’d now like to turn the call back over to Ms. Lisa Elkin. Please go ahead, Ms. Elkin.

Lisa B. Elkin, Vice President-Communications & Marketing

Thanks, Steven. At this time we will adjourn this conference call. Thank you very much for your time and interest in Compuware, and we hope you have a great day.

Operator:  Ladies and gentlemen, that does conclude our conference call for today. On behalf of today’s panel, I’d like to thank you for your participation and thank you for using AT&T. Have a wonderful day. You may now disconnect.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet

corrected transcript
Compuware Corp.	CPWR	Acquisition of DynaTrace Software Inc by Compuware Corporation Call	Jul. 6, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

Disclaimer
The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.

The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2011. CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2011 CallStreet